                             JOHN DEERE B.V., Issuer
                           DEERE & COMPANY, Guarantor
                                Medium-Term Notes
                Due from 9 Months to 30 Years from Date of Issue
                  Unconditionally Guaranteed by Deere & Company


                             DISTRIBUTION AGREEMENT


                                 March 30, 2001


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

4 World Financial Center
250 Vesey Street
New York, New York  10080

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York  10004

Dear Sirs:

         John Deere B.V., a corporation duly organized and existing under the laws of The Netherlands (the "Company"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (each, an "Agent", and collectively, the "Agents"), with respect to the issue and sale by the Company of its Medium-Term Notes, Due from 9 Months to 30 Years from Date of Issue Unconditionally Guaranteed by Deere & Company as described herein (the "Notes"). Payment of principal of, and premium, if any, and interest, if any, on the Notes will be unconditionally guaranteed by Deere & Company, a Delaware corporation, as guarantor (the "Guarantor"), in accordance with the terms of the guarantee issued in respect thereof (each a "Guarantee"). The Notes are to be issued as a series of the Company's senior indebtedness under an indenture, dated as of March 30, 2001 (the "Indenture") among the Company, the Guarantor and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)), as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $950,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of the applicable trade date, in one or more other currencies designated by the Company) of Notes through or to one or more of the Agents pursuant to the terms of this Agreement and pursuant to the Distribution Agreement of even date herewith by and between the Guarantor and the Agents with respect to the issue and sale by the Guarantor of its Medium-Term Notes, Series D, Due from 9 Months to 30 Years from Date of Issue. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to one or more of the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.


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


         This Agreement provides both for the sale of Notes by the Company through the Agents directly to purchasers, in which case the Agents will act as agents of the Company in soliciting purchases of the Notes, and (as may from time to time be agreed to by the Company and an Agent) to an Agent as principal for resale to investors and other purchasers. In addition, notwithstanding anything herein to the contrary, the Company may, without the consent of the Agents, solicit or accept offers to purchase Notes from any person for their account ("direct placements"). It is understood that the Agents are not acting as agents of the Company in direct placements.

         The Company and the Guarantor have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-47264) for the registration of debt securities of the Guarantor, warrants to purchase such debt securities, preferred stock, depositary shares, common stock, warrants to purchase common stock, currency, indexed and other warrants of the Guarantor as well as guaranteed debt securities of the Company, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Registration statement on Form S-3 (No. 333-47264) has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statements (and any further registration statements which may be filed by the Company and the Guarantor for the purpose of registering additional Notes and in connection with which this Agreement is included as an exhibit) and the prospectuses constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or as otherwise amended or supplemented pursuant to the 1933 Act or otherwise, are referred to herein collectively as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company or the Guarantor for use in connection with the offering of the Notes which is not required to be filed by the Company or the Guarantor pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1. APPOINTMENT AS AGENTS.

         (a) APPOINTMENT OF AGENTS. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, without the consent of the Agents, the Company and the Guarantor hereby (i) appoint the Agents as agents for the purpose of soliciting purchases of Notes from the Company by others and (ii) agree that whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. Subject to the provisions of Section 3(b), the Agents are not authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes. The Company and the Guarantor may, without the consent of the Agents, appoint other persons as agents for the purpose of soliciting purchases of Notes from the Company by others; PROVIDED, HOWEVER, that in the event that the Company or the Guarantor, as the case may be, so appoints one or more other persons, the Company or the Guarantor, as the case may be, and such person or persons shall execute a


                                      33

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counterpart to this Agreement, whereupon from and after the date of such execution, the term "Agent" shall include such person or persons and such person or persons shall be subject to the terms and conditions stated herein.

         (b) REASONABLE BEST EFFORTS SOLICITATIONS; RIGHT TO REJECT OFFERS. Upon receipt of instructions from the Company each Agent will use its reasonable best efforts to solicit purchases of such principal amount of Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part.

         (c) SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL. In soliciting purchases of Notes on behalf of the Company, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason; PROVIDED, HOWEVER, that the foregoing shall not relieve any Agent for any liability such Agent may have from a breach of its obligations hereunder. The Agents shall not have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with the provisions of Section 3(b) hereof.

         (d) RELIANCE. The Company, the Guarantor and the Agents agree that any Notes, the placement of which an Agent arranges, shall be placed by such Agent, and any Notes purchased by an Agent shall be purchased, in reliance upon the representations, warranties, covenants and agreements of the Company and the Guarantor contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

         (a) The Company and the Guarantor, jointly and severally, represent and warrant, to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through such Agent as agent or to such Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to such Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of the times referred to in Section 7(b) hereof (each of the times referenced above being referred to hereafter as a "Representation Date") as follows:

                           (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied and, as of the applicable Representation Date, will comply in all material respects with the requirements of the


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         1933 Act, the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time the Registration Statement became effective, did not, and, at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Guarantor with the SEC and as of each Representation Date, will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof, does not, and as of each Representation Date, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Guarantor or the Company in writing by any Agent expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Statements of Eligibility under the 1939 Act on Form T-1 of each Trustee under the Indenture.

                           (ii)The financial statements and the supporting schedules included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company, the Guarantor and its subsidiaries on a consolidated basis, as at the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

                           (iii) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Prospectus, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                           (iv)Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and Prospectus, (A) there has not been any material adverse change in the financial condition of the Company or of the Guarantor and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company or of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have not been any transactions entered into by the Company or by the Guarantor or its subsidiaries other than (1) transactions in the ordinary course of business including borrowings for the acquisition of receivables and other operations or (2) transactions which are not material in relation to the Company or to the Guarantor and its subsidiaries considered as one enterprise.


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

                           (v) Each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                           (vi)The execution and delivery of this Agreement and the Indenture, the endorsement of the Guarantees upon the Notes by the Guarantor and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of its subsidiaries, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company, the Guarantor or any of its subsidiaries is a party or by which the Company, the Guarantor or any such subsidiary may be bound or to which any of the property or assets of the Company, the Guarantor or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Guarantor or any of its subsidiaries or the provisions of the Deed of Incorporation of the Company or, to the best of its knowledge, any order, rule or regulation applicable to the Company, the Guarantor or any of its subsidiaries of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, the Guarantor or any such subsidiary.

                           (vii) The Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles and will be entitled to the benefits of the Indenture.

                           (viii) The Guarantees endorsed upon the Notes have been duly and validly authorized by the Guarantor and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture, the Guarantees will be the valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles and will be entitled to the benefits of the Indenture; each Guarantee conforms in all material respects to the description thereof contained in the Prospectus.

                           (ix)The statements in the Prospectus under the caption "Description of Notes", "Special Provisions Relating to Foreign Currency Notes" and "Description of Debt Securities", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.


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                           (x) The accountants who certified the financial
         statements included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                           (xi)The Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted from the provisions of the Commodity Exchange Act.

                           (xii) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                           (xiii) Except as described in the Registration Statement and the Prospectus, or as has already been paid or authorized for payment, no stamp duty or similar tax or duty is payable by the Agents or the holders of the Notes under applicable laws or regulations of The Netherlands or any political subdivision thereof or authority or agency therein in connection with the issuance and delivery of the Notes as contemplated by this Agreement and the Indenture or in connection with the execution, delivery or performance of this Agreement, the Indenture or the Notes.

                           (xiv) Except as otherwise disclosed in the Registration Statement and Prospectus, the payment of amounts by the Guarantor under the Guarantees or by the Company under the Notes in respect of the principal thereof or any premium or interest thereon to the Agents or to a holder of Notes that is a United States Person as defined in the Prospectus, with no connection to The Netherlands except mere ownership of the Notes, may be made without withholding or deduction for, or on account of, any tax, assessment, duty or other charge under the current laws of The Netherlands or any political subdivision thereof or authority or agency therein.

                           (xv)To their best knowledge, the Company, the Guarantor and their respective obligations under this Agreement, the Indenture, the Guarantees and the Notes, are subject to civil and commercial law and to suit; and none of the Company, the Guarantor or any of their respective properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court in The Netherlands or any New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to their respective obligations or liabilities or any other matter under or arising out of or in connection with this Agreement, the Indenture, the Guarantees or the Notes, and, to the extent that the Company, the Guarantor or any of the properties, assets or revenues of the Company or the Guarantor may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company or the Guarantor has waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in the Indenture, the Guarantees or the Notes.

                           (xvi) Except as described in the Registration Statement and Prospectus and subject to the qualifications set forth in
         Section 4 of the opinion referred to in Section 5(a)(5) hereof, any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or New York State or U.S. Federal Court sitting in New York City having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company or the Guarantor based upon this Agreement, the Indenture, the Guarantees or the Notes would normally be incorporated into a judgment rendered by the courts of The Netherlands in a civil matter if such court finds that (i) such court had jurisdiction over the original proceedings, (ii) the judgment was obtained in compliance with principles of due process, (iii) the judgment is final and conclusive such that all appeals have been exhausted and no other remedy could be obtained from a judicial body, and (iv) the judgment does not contravene the public policy or the public order of The Netherlands.

                           (xvii) The Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated A2 by Moody's Investors Service, Inc. and A+ by Standard & Poor's Ratings Services, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

         (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any officer of the Guarantor or the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Guarantor or the Company, as the case may be, to the Agents as to the matters covered thereby on the date of such certificate and, to the extent therein provided, at each Representation Date subsequent thereto.

SECTION 3. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

         (a) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company and of the Guarantor, to use its reasonable best efforts to solicit offers to purchase Notes upon the terms and conditions and in accordance with the selling restrictions set forth herein and in the Prospectus. Each of the Agents severally represent and agree that any advertisements or offering materials used in connection with the offering or solicitation of the Notes will include a selling restriction, substantially to the effect set forth in Section 4(1) of this Agreement.

         Each of the Company and the Guarantor reserves the right, in its sole discretion, to suspend solicitation of purchases of Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company or the Guarantor, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company or the Guarantor has advised the Agents that such solicitation may be resumed.


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         The Company and the Guarantor jointly and severally agree to pay each
Agent a commission, in the form of a discount or by such other means agreed to by the Company and such Agent, equal to the applicable percentage of the price to the public of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in EXHIBIT A hereto. Without the prior approval of the Company or the Guarantor, the Agents may not re-allow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes through any such Agent as agent.

         The purchase price, interest rate or formula, maturity date and other terms of the Notes shall be agreed upon by the Company, the Guarantor and the applicable Agent and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

         (b) PURCHASES AS PRINCIPAL. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the applicable Agent, the Company and the Guarantor) is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company, the Guarantor and the applicable Agent. Each such Terms Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in EXHIBIT B hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Notes, the time and place of delivery of and payment for such Notes and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Such Terms Agreement shall also specify the requirements for the officer's certificate, opinions of counsel, comfort letter and stand-off agreement pursuant to Sections 7(b), 7(c), 7(d), and 4(j), respectively, hereof. In addition, the applicable Agent is authorized to engage the services of any broker or dealer in connection with the offer or sale of Notes which such Agent has purchased as principal. The applicable Agent may sell such Notes to any broker or dealer at all or any portion of the discount to be received by such Agent from the Company.

         (c) ADMINISTRATIVE PROCEDURES. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.


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SECTION 4. COVENANTS OF THE COMPANY AND THE GUARANTOR.

         Each of the Guarantor and the Company, jointly and severally, covenants with the Agents as follows:

         (a) NOTICE OF CERTAIN EVENTS. Either the Company or the Guarantor will notify the Agents immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iii) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or (v) any written notification received by the Company of a change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) NOTICE OF CERTAIN PROPOSED FILINGS. Except as otherwise provided in this subsection or subsection (k) of this Section, either the Company or the Guarantor will (i) give the Agents notice of its intention to file (a) any additional registration statement with respect to the registration of additional Notes to be distributed pursuant to this Agreement or (b) any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1933 Act, the 1934 Act or otherwise;
(ii) furnish the Agents with copies of any document referred to in clause (i) above proposed to be filed a reasonable time in advance of filing; and (iii) make available to the Agents copies of documents so filed promptly upon the filing thereof. Notwithstanding the foregoing, except as set forth below, the Guarantor shall not be required to give any Agent notice of its intention to file, to furnish any Agent a copy of in advance of filing, or to make available to any Agent, (i) Quarterly Reports on Form 10-Q, any Current Report on Form 8-K that includes solely the financial and other information referred to in subsection (e) or (f) of this Section (including a press release containing such information) or any filings pursuant to Section 14 of the 1934 Act, provided that the Guarantor shall make available to each Agent copies of such documents promptly after the filing thereof, and provided, further, that if any such document is to be filed in order that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances then existing, then the Company or the Guarantor shall give immediate notice (prior to the filing of any such document) to each Agent to cease solicitations of offers to purchase the Notes in its capacity as agent and to cease sales of any Notes an Agent may then own as principal pursuant to a Terms Agreement, (ii) any pricing supplement to the Prospectus in connection with a sale of Notes (except that a pricing supplement shall be provided to the Agent who solicits the Notes to which such pricing supplement relates), (iii) any amendment or supplement to the Prospectus that relates exclusively to an offering of securities other than Notes or (iv) any Current Report on Form 8-K filed solely for the purpose of incorporating an exhibit by reference into a registration statement, except that the Guarantor shall make available to each Agent any such Current Report on Form 8-K promptly after the filing thereof.

         (c) COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS. The Company and the Guarantor will deliver to each Agent one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as such Agent may reasonably request. The Company and the Guarantor will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as an Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) REVISIONS OF PROSPECTUS - MATERIAL CHANGES. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of the Company, the Guarantor or in the reasonable opinion of counsel for the Agents or counsel for the Guarantor, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of the Company, the Guarantor or in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Guarantor shall give immediate notice to each Agent to cease the solicitation of offers to purchase the Notes in its capacity as agent and to cease sales of any Notes it may then own as principal pursuant to a Terms Agreement, and the Company and the Guarantor will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (e) PROSPECTUS REVISIONS - PERIODIC FINANCIAL INFORMATION. Except as otherwise provided in subsection (k) of this Section, promptly after there shall be released to the general public, interim financial statement information related to either the Company or the Guarantor, which information is filed pursuant to the 1934 Act, with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company and the Guarantor shall cause the Registration Statement and the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (f) PROSPECTUS REVISIONS - AUDITED FINANCIAL INFORMATION. Except as otherwise provided in subsection (k) of this Section, promptly after there shall be released to the general public, financial information included in or derived from the audited financial statements, which information is filed pursuant to the 1934 Act, of either the Company or the Guarantor for the preceding fiscal year, the Company and the Guarantor shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (g) EARNINGS STATEMENTS. The Guarantor will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Guarantor's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

         (h) BLUE SKY QUALIFICATIONS. The Company and the Guarantor will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; PROVIDED, HOWEVER, that neither the Guarantor nor the Company shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company and the Guarantor will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company and the Guarantor will promptly advise the Agents of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Notes for sale in any such jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (i) 1934 ACT FILINGS. The Guarantor, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a) or 14 of the 1934 Act.

         (j) STAND-OFF AGREEMENT. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company and the Guarantor will not, without the applicable Agent's prior consent, offer or sell in the United States, or enter into any agreement to so sell, any debt securities of the Company (other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) debt securities sold in the United States with maturities of less than nine months in the ordinary course of business and (iii) debt securities sold outside the United States with maturities of less than twelve months in the ordinary course of business).

         (k) SUSPENSION OF CERTAIN OBLIGATIONS. Neither the Company nor the Guarantor shall be required to comply with the provisions of subsections (b),
(d), (e) or (f) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company or the Guarantor and (ii) neither Agent shall hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company and the Guarantor shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

         (l) NETHERLANDS SELLING RESTRICTIONS. None of the Company, the Guarantor or any person acting on its or their behalf, will at any time offer, sell, transfer or deliver, whether directly or indirectly, the Notes as part of their initial distribution or at any time thereafter, to any person (including legal entities) established, domiciled or resident in The Netherlands. Furthermore, the Company represents and agrees that the offering, together with the documents and advertisements in which the offering is made or announced will be in compliance with the applicable legal requirements of the United States of America, which is the jurisdiction in which the persons to whom the offer is directed are established, domiciled or resident. Prior to any offering of the Notes, the Company covenants and agrees to submit a statement to this effect to the Dutch Securities Supervision Board (STICHTING TOEZICHT EFFECTENVERKEER) pursuant to Article 3, paragraph 2 under (c) of the Exemption Regulation pursuant to the Dutch Act on the Supervision of the Securities Trade 1995. The Company and the Guarantor covenant and agree to mention this statement in all offer documents relating to Notes offered or issued by the Company (including advertisements and other documents announcing the offer).

SECTION 5. CONDITIONS OF OBLIGATIONS.

         The obligations of the Agents as agents of the Company and the Guarantor to solicit offers to purchase the Notes, the obligations of any purchasers of the Notes sold through an Agent as agent, and any obligation of an Agent as principal to purchase Notes pursuant to a Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor herein and to the accuracy of the statements of the Company's and the Guarantor's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company and the Guarantor of all their covenants and agreements herein contained and to the following additional conditions precedent:

         (a) LEGAL OPINIONS. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

                            (1) OPINION OF GUARANTOR COUNSEL. The opinion of
              Shearman & Sterling, special United States counsel to the Company and counsel to the Guarantor, to the effect that:

                                    (i.) The Guarantor is a corporation duly
                           incorporated and validly existing in good standing under the laws of the State of Delaware;

                                    (ii.) Assuming the Notes have been duly
                           authorized by the Company, when duly executed by the Company and completed and authenticated by the Trustee in accordance with the Indenture and delivered against payment pursuant to this Agreement, the Notes, in the form certified by an authorized officer of the Company, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars;

                                    (iii.)This Agreement has been duly
                           authorized, executed and delivered by the Guarantor;

                                    (iv.) The Guarantees have been duly
                           authorized by the Guarantor and when the Guarantees endorsed on the Notes are duly executed and delivered by the Guarantor and completed and authenticated by the Trustee in accordance with the terms of the Indenture and the Agreement such Guarantees will be valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars;

                                    (v.) The Indenture has been duly authorized,
                           executed and delivered by the Guarantor and, assuming due authorization, execution and delivery by the Company and the Trustee, constitutes a valid and binding obligation of the Company and the Guarantor, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars;

                                    (vi.) The statements in the Prospectus under
                           the captions "Description of Notes", "Description of Debt Securities" and "Special Provisions Relating to Foreign Currency Notes", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions;

                                    (vii.)The Indenture has been duly qualified
                           under the 1939 Act;

                                    (viii.) The Registration Statement is
                           effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statements have been issued under 1933 Act or proceedings therefor initiated or threatened by the SEC;

                                    (ix.) The Registration Statement and the
                           Prospectus (except for the financial statements and other financial data included therein or omitted therefrom and the Statements of Eligibility of the respective Trustees on Form T-1, as to which such counsel need express no opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the rules and regulations of the SEC under the 1933 Act;

                                          (x.) Each document incorporated by
                            reference in the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the date it was filed with the SEC, appears on its face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations of the SEC thereunder;

                                    (xi.) The execution and delivery of this
                           Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not conflict with the charter or by-laws of the Guarantor;

                                    (xii.) The information contained in the
                           Prospectus under the caption "United States
                           Taxation", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct;

                                    (xiii.) The Company is not an "investment
                           company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

                            (2) OPINION OF GENERAL COUNSEL TO THE GUARANTOR. The
              opinion of the General Counsel of the Guarantor, or Associate General Counsel of the Guarantor, to the effect that (i) the Guarantor is duly qualified to transact business and is in good standing in the states of Illinois and Iowa, (ii) the execution and delivery of this Agreement and the Indenture, the endorsement of the Guarantee on the Notes, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Guarantor, or any agreement, indenture or other instrument known to such counsel of which the Company, the Guarantor or any of the Guarantor's subsidiaries is a party or by which any of them is bound, or any law, administrative regulation or administrative or court order known to him applicable to the Company, the Guarantor or any of the Guarantor's subsidiaries.

                            (3) OPINION OF COUNSEL TO THE AGENTS. The opinion of
              Brown & Wood LLP, counsel to the Agents, covering the matters referred to in subsection (a)(1) of this Section under the subheadings (i) to (ix), inclusive.

                            (4) DISCLOSURE OPINION. In giving their opinions
              required by subsections (a)(1) and (a)(3) of this Section, Shearman & Sterling and Brown & Wood LLP shall each additionally state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, other than those mentioned in Section 5(a)(1)(vi) and Section 5(a)(1)(xii) (in the case of Shearman & Sterling only). Such counsel has, however, generally reviewed and discussed such statements with certain officers and employees of the Company, the Guarantor and with their respective auditors. In the course of such review and discussion, no facts have come to the attention of such counsel to lead them to believe that (A) the Registration Statement (except for the financial statements and other financial data included therein or omitted therefrom and the Statements of Eligibility of the respective Trustees on Form T-1, as to which such counsel has not been requested to comment), at the time the Registration Statement or any such amendment became effective or at the time an Annual Report on Form 10-K was filed by the Guarantor (whichever is later), or at the date of any Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel has not been requested to comment), at the time the Prospectus was issued, at the time any amendment or supplement to the Prospectus was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                            (5) OPINION OF COMPANY COUNSEL. The opinion of Caron
              & Stevens / Baker & McKenzie, counsel to the Company, to the effect that:

                                    (i.) The Company is a private company with
                           limited liability duly incorporated and validly existing under the laws of The Netherlands;

                                    (ii.) This Agreement, the Indenture and the
                           Guarantees have been duly authorized, executed, sealed and attested and delivered by the Company in accordance with the Resolution and when duly executed, sealed and attested and delivered by the other parties thereto will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their terms;

                                    (iii.) The Notes have been duly authorized
                           and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolution, and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof;

                                    (iv.) The Company has the corporate power
                           and corporate authority to execute and deliver and perform the obligations on its part to be performed under this Agreement, the Indenture, the Guarantees and the Notes;

                                    (v.) The execution and delivery of this
                           Agreement, the Guarantees, the Indenture and the Notes, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the Deed of Incorporation or any law or administrative regulation of general application (as opposed to applicable to one or more specified natural or legal persons);

                                    (vi.) The choice of New York law as the law
                           governing this Agreement, the Indenture, the Notes and the Guarantees is a valid choice of law and would be given effect by the courts of The Netherlands with respect to the obligations of the parties thereunder;

                                    (vii.) In order to ensure the legality,
                           validity, enforceability or admissibility in evidence of this Agreement, the Indenture, the Guarantees or any of the Notes, it is not necessary that this Agreement, the Indenture or the Guarantees or any of the Notes be filed, recorded or enrolled with any public authority, governmental agency or governmental department of The Netherlands;

                                    (viii.) The submission to the jurisdiction
                           of any United States Federal court or state court sitting in the Borough of Manhattan, the City of New York, State of New York, and the irrevocable waiver of any objection to the laying of venue of a proceeding in such court and of any immunity to jurisdiction of such court, to which it is or may become entitled, and the designation of CT Corporation as the agent of the Company to receive service of process with respect to any proceedings of or in the courts of the United States of America arising out of or relating to this Agreement and the Indenture are valid and binding on the Company;

                                    (ix.) All authorizations, consents or
                           approvals of, or registrations or filings with, any governmental department or regulatory authority of or within The Netherlands which are required for the execution and delivery of the Guarantees, the Notes, the Indenture and this Agreement by the Company or the consummation by the Company of the transactions contemplated thereunder have been obtained or made and are in full force and effect;

                                    (x.) There is no treaty regarding the
                           recognition and enforcement of judicial decisions between the U.S. and The Netherlands. Therefore, a final judgment for a definite sum duly obtained against the Company from a court of the State of New York or any New York State or U.S. Federal Court sitting in New York City will not be recognized and enforced by a Dutch court and it will be necessary to bring the matter before the competent Dutch court. The claimant(s) may, in the course of these proceedings, submit the judgment rendered by the New York or U.S. Federal court sitting in New York City. Under current practice, a Dutch court normally will issue a judgment incorporating the judgment rendered by such court in a civil matter if it finds that (i) such court had jurisdiction over the original proceedings, (ii) the judgment was obtained in compliance with principles of due process; (iii) the judgment is final and conclusive such that all appeals have been exhausted and no other remedy could be obtained from a judicial body, and (iv) the judgment does not contravene the public policy or the public order of The Netherlands. Such counsel shall also state that it is not aware of any reason why in general the enforcement of the obligations of the Company under this Agreement and the Indenture and the Notes would be in conflict with current public policy in The Netherlands;

                                    (xi.) This Agreement, the Indenture, the
                           Notes and the Guarantees, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture are in proper legal form under the laws of The Netherlands for the enforcement thereof against the Company or the Guarantor, as the case may be, in the courts of The Netherlands;

                                    (xii.) No withholding, stamp duty, stamp
                           duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in The Netherlands is payable by the Agents or the holders of the Notes in connection with the issue and delivery of the Notes pursuant to this Agreement or the execution, delivery and performance of this Agreement, the Indenture, the Notes or the Guarantees;

                                    (xiii.) The Company is subject to civil and
                           commercial law with respect to its obligations under this Agreement, the Indenture and the Notes and neither the Company nor any of its properties or assets sited in The Netherlands enjoy any right of immunity, on the grounds of sovereignty or otherwise, with respect to its obligations under this Agreement, the Indenture and the Notes from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court in The Netherlands or any Federal court of the United States of America or any court of the State of New York, in each case located in the Borough of Manhattan in the City of New York, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, from execution or enforcement of judgment, or other legal process;

                                    (xiv.) None of the holders of the Notes
                           outside The Netherlands or any of the Agents will be deemed resident, domiciled or conducting business in The Netherlands solely by the execution, delivery, performance, or enforcement of this Agreement, the Indenture, the Notes or the Guarantees;

                                    (xv.) None of the holders of the Notes
                           outside The Netherlands or any of the Agents will be subject to taxation in The Netherlands solely by the execution, delivery, performance, or enforcement of this Agreement, the Indenture or the Notes, provided such holder is not a private individual and does not have a substantial interest in the Company as described in the Prospectus Supplement under "Netherlands Taxation".

                                    (xvi.) The information contained in the
                           Prospectus Supplement under "The Netherlands
                           Taxation" to the extent it covers matters of law or legal conclusions has been reviewed by such counsel and is correct.

         (b) OFFICER'S CERTIFICATE. At the date hereof and at each Settlement Date with respect to any Terms Agreement, there shall not have been, since the respective dates as of which information is given in the Prospectus or since the date of such Terms Agreement, any material adverse change in the financial condition of the Guarantor and its subsidiaries considered as one enterprise or in the results of operations or business prospects of the Guarantor and its subsidiaries considered as one enterprise, not reflected in or contemplated by the Prospectus, whether or not arising in the ordinary course of business; and on the date hereof, the Agents shall have received a certificate of (y) the President, any Executive Vice President, any Senior Vice President or any Vice President and the principal financial or principal accounting officer of the Guarantor and (z) the principal executive, principal financial or principal accounting officer of the Company each to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Guarantor, as the case may be, contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company and the Guarantor, as the case may be, have performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC. For purposes of this Section 5(b) only, the term "Prospectus" shall mean the Prospectus in the form first provided by the Company or the Guarantor to the Agents for delivery with confirmations of sales of Notes to or through such Agents.

         (c) GUARANTOR COMFORT LETTER. On the date hereof, the Agents shall have received a letter from Deloitte & Touche LLP, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

                           (i) they are independent public accountants with respect to the Guarantor and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

                           (ii)in their opinion, the consolidated financial statements and supporting schedule(s) of the Guarantor and its subsidiaries examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations;

                           (iii) they have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Guarantor and its indicated subsidiaries, a reading of the minute books of the Guarantor and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Guarantor and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Guarantor and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Guarantor and its subsidiaries included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Guarantor and its subsidiaries or any decrease in the consolidated net assets of the Guarantor and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Guarantor and its subsidiaries included in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Guarantor and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Guarantor; and

                           (iv)in addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Guarantor and its subsidiaries identified in such letter.

         (d) OTHER DOCUMENTS. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agent, any applicable Terms Agreement) may be terminated by any Agent as to itself, and any Terms Agreement may be terminated by the Agent party thereto, by notice to the Company and the Guarantor at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof and the provisions set forth under "Parties" of Section 20 hereof shall remain in effect.

SECTION 6. DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH THE AGENTS.

         Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the applicable Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by the applicable Agent in the performance of its obligations hereunder, the Company or the Guarantor will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7. ADDITIONAL COVENANTS OF THE COMPANY AND THE GUARANTOR.

         Each of the Guarantor and the Company, jointly and severally, covenant and agree with the Agents that:

         (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the

Company and the Guarantor contained in this Agreement and, to the extent therein provided, in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that (1) the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (other than (i) any amendment, supplement or document that is not required to be made available by the Guarantor to any Agent pursuant to Section 4(b), (ii) any Current Report on Form 8-K filed solely for the purpose of incorporating an exhibit by reference into another document, and (iii) any Quarterly Report on Form 10-Q relating exclusively to a presentation of periodic financial information (including management's discussion and analysis), a true and accurate summary of which has been previously filed in a Current Report on Form 8-K, if a certificate described below was delivered in connection with the filing on such Form 8-K)), or (2) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement then the Company and the Guarantor shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of effectiveness of such amendment, the date of filing with the SEC of such supplement or document, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; PROVIDED, HOWEVER, that in the event that the sale of Notes whose principal, premium, if any, and/or interest payments are determined by reference to any index, formula or other method ("Indexed Notes") shall be authorized by the Company and the Guarantor, such certificate shall also include as an exhibit thereto a true and correct specimen of the form of Indexed Notes being issued and shall cover such other matters as the Agents may reasonably request.

         (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that (1) the Registration Statement or the Prospectus shall be amended or supplemented (other than (i) by an amendment or supplement relating solely to the interest rates, interest payment dates or maturity dates of the Notes or similar information,
(ii) solely for the inclusion of additional financial information (including any management's discussion and analysis), (iii) by an amendment made by the filing of a Quarterly Report on Form 10-Q and any Current Report on Form 8-K (except in the circumstances hereinafter described) and (iv) by an amendment or supplement which is not required to be made available by the Company or the Guarantor to any Agent pursuant to Section 4(b)) or (2) there is filed with the SEC the Company's Annual Report on Form 10-K and such Annual Report is incorporated by reference into the Prospectus or (3) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company and the Guarantor shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents the written opinions of Shearman & Sterling, counsel to the Guarantor, Caron & Stevens / Baker & McKenzie, counsel to the Company, and either the General Counsel for the Guarantor or Michael A. Harring, Associate General Counsel for the Guarantor, or other counsel satisfactory to the Agents, dated the date of effectiveness of such amendment, the date of filing with the SEC of such supplement or document, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 5(a)(1), Section 5(a)(5), and Section 5(a)(2) respectively, hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall each furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); PROVIDED, HOWEVER, that in the event that the sale of Indexed Notes shall be authorized by the Company and the Guarantor, Shearman & Sterling, counsel for the Guarantor, and Brown & Wood LLP, counsel for the Agents, or other counsel satisfactory to the Company or the Guarantor and the Agents, shall deliver their written opinions, dated the date of such sale, confirming the exclusion or exemption of such Indexed Notes from the Commodity Exchange Act and covering such other matters as the Company, the Guarantor and/or the Agents may reasonably request. If one or more of the Agents reasonably determine that the information included in a filing by the Guarantor in a Quarterly
Report filed on Form 10-Q or a Current Report filed on Form 8-K is of such importance that a legal opinion should be delivered to the Agents in conjunction therewith, such Agent or Agents shall notify the Company and the Guarantor, promptly upon such determination. The Guarantor will thereupon deliver to the Agents an opinion of the General Counsel for the Guarantor as to matters set forth in Section 5(a)(2) and such portions of Section 5(a)(1) as the Agents may reasonably designate and to the further effect of the opinions delivered pursuant to Section 5(a)(4), modified, as necessary, to relate to the Registration Statement and Prospectus as amended or supplemented to the time of delivery of such opinion.

         (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that (1) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or (2) there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information or (3) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company and the Guarantor shall cause Deloitte & Touche LLP, or their successors, forthwith to furnish the Agents a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Guarantor and the Company; PROVIDED, HOWEVER, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche LLP, or their successors, may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information. For purposes of this Section 7(d), the filing of a Current Report on Form 8-K for the exclusive purpose of presenting interim periodic financial information pursuant to Section 4(e) will not, in and of itself, give rise to an obligation to deliver a letter from Deloitte & Touche LLP or their successors pursuant to this Section 7(d).

SECTION 8. INDEMNIFICATION.

         (a) INDEMNIFICATION OF THE AGENTS. The Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless the Agents and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in a preliminary prospectus or the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Agent expressly for use in the Registration Statement or any such preliminary prospectus or the Prospectus, or was made in reliance upon the Statements of Eligibility under the 1939 Act on Form T-1 of each Trustee under the Indenture;

                           (ii)against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Guarantor; and

                           (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

         This indemnity agreement is subject to the condition that, insofar as it relates to any preliminary prospectus, it shall not inure to the benefit of any Agent from whom the person asserting any loss, liability, claim or damage purchased the Notes which are the subject thereof


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

(or to the benefit of any person who controls such Agent) if such Agent failed to send or give a copy of the Prospectus (excluding documents incorporated by reference) to such person prior to or together with the written confirmation of the sale of such Notes to such person. In no case shall the Company or the Guarantor be liable under this indemnity agreement with respect to any claim made against any Agent or any such controlling person unless the Company and the Guarantor shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company or the Guarantor shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Each of the Company and the Guarantor shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if the Company or the Guarantor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Agent or Agents or controlling person or persons, defendant or defendants in any suit so brought. In the event that the Company or the Guarantor elects to assume the defense of any such suit and retains such counsel, the Agent or Agents or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties of any such action (including impleaded parties) include both the Company or the Guarantor on the one hand, and one or more Agents on the other and any such Agent shall have been advised by counsel chosen by it and satisfactory to the Company or the Guarantor that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Guarantor, the Company and the Guarantor shall not have the right to assume the defense of such action on behalf of such Agent and will reimburse such Agent and any person controlling such Agent as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company and the Guarantor shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Agents and controlling persons, which firm shall be designated in writing by the Agents. The Company and the Guarantor agree to notify the Agents within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Notes.

         (b) Each Agent severally agrees that it will indemnify and hold harmless the Company and the Guarantor and each of their respective officers who signs the Registration Statement and each of their respective directors and each person, if any, who controls the Company or the Guarantor within the meaning of
Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Company and the Guarantor, but free of the condition set forth in the first sentence of the second paragraph of Section 8(a) and only with respect to statements or omissions made in a preliminary prospectus, the Prospectus or the Registration Statement in reliance upon and in conformity with written information furnished to the Company, the Guarantor by or on behalf of such Agent expressly for use in the Registration Statement or in any such preliminary prospectus or the Prospectus. In case any action shall be brought against the Company, the Guarantor or any person so indemnified based on the Registration Statement or such preliminary prospectus or the Prospectus and in respect of which indemnity may be sought against any Agent, such Agent shall have the rights and duties given to the Company and the

Guarantor. In addition, the Company, the Guarantor and each person so indemnified shall have the rights and duties given to the Agents, by the provisions of subsection (a) of this Section.

SECTION 9. CONTRIBUTION.

         If the indemnification provisions provided in Section 8 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and each of the Agents on the other from the offering of the Notes which are the subject of the action and also the relative fault of the Company and the Guarantor on the one hand and each of such Agents on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and each of the applicable Agents on the other shall be deemed to be in the same proportion as
(A) in the case of Notes to be resold on a fixed public offering price basis, the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by each of such Agents, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Notes which are the subject of the action or (B) in the case of Notes to be resold on a varying price basis, the total net proceeds from the offering (before deducting expenses) received by the Company and the total net proceeds received by each of such Agents from the distribution of such Notes in excess of the purchase price paid by such Agents to the Company bear to the public offering price paid to such Agents for such Notes. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 8 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or an Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company and the Guarantor and such Agents. With respect to any Agent, such relative fault shall also be determined by reference to the extent (if any) to which such losses, liabilities, claims, damages or expenses (or actions in respect thereof) with respect to any preliminary prospectus supplement result from the fact that such Agent sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) if the Company and the Guarantor has previously furnished copies thereof to such Agent. The Company, the Guarantor and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by per capita allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by the Company as a result of a solicitation made by such Agent or purchased by such Agent pursuant to a Terms Agreement and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section
11 of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Agent's obligation in this Section 9 to contribute is several in proportion to the amount of gross proceeds received by the Company from the sale of the Notes which are the subject of the action as a result of a solicitation made by such Agent or purchased by such Agent pursuant to a Terms Agreement and not joint.

         The obligations of the Company and the Guarantor under this Section 9 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the 1933 Act; and the obligations of the Agents under this Section 9 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement, to each director of the Company and the Guarantor and to each person, if any, who controls the Company or the Guarantor within the meaning of the 1933 Act.

SECTION 10. PAYMENT OF EXPENSES.

         The Company or the Guarantor will pay all expenses incident to the performance of their obligations under this Agreement, including:


                            (i) The preparation and filing of the Registration
              Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

                            (ii)The preparation, filing and reproduction of this
              Agreement;

                            (iii) The preparation, printing, issuance and
              delivery of the Notes, including any fees and expenses relating to the use of Notes issued in book-entry form;

                            (iv)The fees and disbursements of each of the
              Company's and the Guarantor's accountants and counsel, of the Trustees and their respective counsel, and of any calculation agent or exchange rate agent;

                            (v) The reasonable fees and disbursements of counsel
              to the Agents incurred from time to time in connection with the transactions contemplated hereby;

                            (vi)The qualification of the Notes under state
              securities laws or any other jurisdictions in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                            (vii) The printing and delivery to the Agents in
              quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the

              Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

                            (viii) The preparation, printing and delivery to the
              Agents of copies of the Indenture and all supplements and amendments thereto;

                            (ix)Any fees charged by rating agencies for the
              rating of the Notes;

                            (x) The fees and expenses, if any, incurred with
              respect to any filing with the National Association of Securities Dealers, Inc.; and

                            (xi)Any advertising and other out-of-pocket expenses
              of the Agents incurred with the express consent of the Guarantor.

SECTION 11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Guarantor submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Agent or any controlling person of an Agent, or by or on behalf of the Company and the Guarantor, and shall survive each delivery of and payment for any of the Notes.

SECTION 12. TERMINATION.

         (a) TERMINATION OF THIS AGREEMENT. This Agreement (excluding any Terms Agreement) may be terminated for any reason at any time by either the Company or the Guarantor, as to any Agent, or by an Agent, as to itself, upon the giving of 30 days' written notice of such termination to the other parties hereto.

         (b) TERMINATION OF A TERMS AGREEMENT. The Agent party to a Terms Agreement may terminate such Terms Agreement, immediately upon notice to the Company or the Guarantor, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition of the Guarantor and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis or other event the effect of which on the financial markets of the United States, The Netherlands or in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated, indexed or payable is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company or the Guarantor has been suspended by the SEC or a national securities exchange (including the New York Stock Exchange), or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in The Netherlands or in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated, indexed or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Guarantor as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Guarantor on what is commonly termed a "watch list" for possible downgrading, or (v) if there shall have come to such Agent's attention any facts that would cause it to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. For the purposes of this Section 12(b) only, the term "Prospectus" shall mean the Prospectus in the form first provided by the Company or the Guarantor to such Agent for delivery with confirmations of sales of Notes purchased by such Agent as principal.

         (c) GENERAL. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commission with respect to Notes sold by the Company as a result of a solicitation made by such Agent and earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (a) an Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in
Section 4(g) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 20 hereof shall remain in effect.

         SECTION 13. DEFAULT BY ONE OR MORE OF THE AGENTS. If one of the Agents shall fail at a date fixed for settlement to purchase Notes which it is obligated to purchase under this Agreement (the "Defaulted Notes"), the non-defaulting Agent shall have the right, within 24 hours thereafter, to make arrangements for itself, or any other agents, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Agent shall not have completed such arrangements within such 24-hour period, then:

         (a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, the non-defaulting Agent shall be obligated to purchase the full amount thereof, or

         (b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, the trade shall terminate without liability on the part of any non-defaulting Agent.

         No action taken pursuant to this Section 13 shall relieve any defaulting Agent from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the (i) non-defaulting Agent or (ii) the Company shall have the right to postpone the date fixed for settlement for such Notes for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 14. CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF
PROCESS.

         Each of the parties irrevocably consents and agrees for the benefit of the holders of the Notes and the Agents that any legal action, suit or proceeding against them with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement, the Indenture, the Guarantees or the Notes may be brought in the courts of the State of New York or the courts of the United States of America located in the County of New York and, until all amounts due and to become due in respect of all the Notes have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court in person and, generally and unconditionally with respect to any action, suit or proceeding for themselves and in respect of their properties, assets and revenues.

         The Company hereby irrevocably designates, appoints and empowers CT Corporation System with offices currently at 111 8th Avenue, 13th Floor, New York, New York 10011 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them in any such United States or state court located in the County of New York with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any additional agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in the County of New York on the terms and for the purposes of this Section 14 satisfactory to the Agents. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against them by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company, at its address specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the Notes or the Agents to service any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement, the Indenture, the Guarantees or


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

the Notes brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         The provisions of this Section 14 shall survive any termination of this Agreement, in whole or in part.

SECTION 15. WAIVER OF IMMUNITIES.

         To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any additional agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

SECTION 16. FOREIGN TAXES.

         All payments by the Company or the Guarantor to each of the Agents hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by The Netherlands or any other jurisdiction in which the Company has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Agent having some connection with any such jurisdiction other than its participation as Agent hereunder, and (ii) any income or franchise tax on the overall net income of such Agent imposed by the United States or by the State of New York or any political subdivision of the United States or by the State of New York (all such non-excluded taxes, "Foreign Taxes"). If the Company or the Guarantor is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Agent an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

SECTION 17. JUDGMENT CURRENCY.

         Each of the Company and the Guarantor agrees to indemnify the Agents against any loss incurred by such Agents as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the

"Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Agents are able to purchase United States dollars with the amount of the Judgment Currency actually received by the Agents. The foregoing indemnity shall constitute separate and independent obligations of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 18. NOTICES.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by registered mail or by telex, facsimile or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Guarantor:

         Deere & Company
         One John Deere Place
         Moline, Illinois  61265
         Attention:  Treasurer
         Facsimile:  (309) 765-5021

         If to the Company:

         John Deere B.V.
         Energiestraat 16, NL-5961
         PT Horst, The Netherlands
         Facsimile:  011-31-77-397-9109
         Attention:  Managing Director

         If to Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated:

         Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
         4 World Financial Center
         250 Vesey Street
         New York, New York  10080
         Attention:  MTN Product Management
         Facsimile:  (212) 449-2234

         If to Goldman, Sachs & Co.:

         Goldman, Sachs & Co.
         85 Broad Street
         New York, New York  10004
         Attention:  Credit Department
         Facsimile:  (212) 358-8680

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 18.

SECTION 19. GOVERNING LAW.

         This agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the state of New York applicable to agreements made and to be performed in such state. Any suit, action or proceeding brought by the Company or the Guarantor against an Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the borough of Manhattan, the City of New York.

SECTION 20. PARTIES.

         This Agreement shall inure to the benefit of and be binding upon the Agents, the Guarantor and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

                                    ********

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Guarantor a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents on the one hand and the Company and the Guarantor on the other in accordance with its terms.

                                      Very truly yours,

                                      JOHN DEERE B.V.



                                      By:  /s/ James B. Jabanoski
                                            ----------------------------------
                                            Name:  James B. Jabanoski
                                            Title:  Principal Executive Officer

                                      DEERE & COMPANY



                                      By: /s / James B. Jabanoski
                                            ----------------------------------
                                            Name: James B. Jabanoski
                                            Title:  Vice President and Treasurer



CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED



By:      /s/ Scott G. Primrose
    ----------------------------------


         /s/ Goldman, Sachs & Co.
    ----------------------------------
            (Goldman, Sachs & Co.)

                                    EXHIBIT A


         As compensation for the services of an Agent hereunder, the Company or the Guarantor shall pay such Agent (on a discount basis or by other means agreed to by the Company and such Agent) a commission for the sale by such Agent as agent of a Note equal to the price to the public of such Note multiplied by the appropriate percentage set forth below:


                                                                                      PERCENT OF
MATURITY RANGES                                                                    PRINCIPAL AMOUNT
From 9 months but less than 1 year.............................................         .125%
From 1 year but less than 18 months............................................         .150%
From 18 months but less than 2 years...........................................         .200%
From 2 years but less than 3 years.............................................         .250%
From 3 years but less than 4 years.............................................         .350%
From 4 years but less than 5 years.............................................         .450%
From 5 years but less than 6 years.............................................         .500%
From 6 years but less than 7 years.............................................         .550%
From 7 years but less than 10 years............................................         .600%
From 10 years to less than 15 years............................................         .625%
From 15 years to less than 20 years............................................         .650%
From 20 years to 30 years......................................................         .675%

         Unless otherwise specified in the applicable Terms Agreement, the discount payable to an Agent shall be determined on the basis of the commission schedule set forth above.

                                    EXHIBIT B

         The following terms, if applicable, shall be agreed to by an Agent, the Company and the Guarantor pursuant to each Terms Agreement:

                  Principal Amount: $_______ (or principal amount of foreign currency)

                  Interest Rate:

                           If Fixed Rate Note, Interest Rate:

                           If Floating Rate Note:
                                    Interest Rate Basis:
                                    Initial Interest Rate:
                                    Initial Interest Reset Date:
                                    Spread, Spread Multiplier or
                                    Other Formula, if any:
                                    Index Maturity:
                                    Interest Reset Date(s):
                                    Interest Payment Date(s):
                                    Maximum Interest Rate, if any:
                                    Minimum Interest Rate, if any:
                                    Interest Reset Period:
                                    Interest Payment Period:
                                    Calculation Agent:

                  Redemption provisions, if any:
                           Initial Redemption Date:
                           Initial Redemption Percentage:
                           Annual Redemption Percentage Reduction:

                  Repayment provisions if any:
                           Optional Repayment Date(s):

                  Date of Maturity:
                  Purchase Price:   ___%
                  Settlement Date and Time:
                  Currency of Denomination:
                  Denominations (if currency is other than U.S. dollars):
                  Currency of Payment:
                  Additional Terms:

                  Agent Commission:

Also, agreement as to whether the following will be required:

         Officer's Certificate pursuant to Section 7(b) of the Distribution Agreement.
         Legal Opinion pursuant to Section 7(c) of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.
         Stand-off Agreement pursuant to Section 4(j) of the Distribution Agreement.